Exhibit 99.1

PLAINS AAP, L.P.

BALANCE SHEET

(in thousands)

June 30, 2003
ASSETS
Cash	$8
Investment in Plains All American Pipeline, L.P.	55,180

Total Assets	$55,188

LIABILITIES AND PARTNERS’ CAPITAL
LIABILITIES
Performance Options Obligation	$1,264
COMMITMENTS AND CONTINGENCIES
PARTNERS’ CAPITAL
Limited Partners	$53,529
General Partner	395

Total Partners’ Capital	$53,924

Total Liabilities and Partners’ Capital	$55,188

The accompanying notes are an integral part of this financial statement.

PLAINS AAP, L.P.

Notes to the Financial Statement

Note 1—Organization

Plains AAP, L.P. (the “Partnership”) is a Delaware limited partnership, which was formed on May 21, 2001, and, through a series of transactions, was capitalized on June 8, 2001. Through these series of transactions Plains Holdings II Inc. (formerly known as Plains Holdings Inc.) conveyed to the Partnership its general partner interest in Plains All American Pipeline, L.P. (“PAA”) and subsequently sold a portion of its interest in the newly formed partnership to certain investors. The ownership interests in the Partnership (collectively, the “Partners”) at June 30, 2003, are comprised of a 1% general partner interest held by Plains All American GP LLC (the “General Partner”) and the following limited partner interests:

•	Plains Holdings II Inc.—43.560%

•	Sable Investments, L.P.—19.800%

•	KAFU Holdings, L.P.—16.253%

•	E-Holdings III, L.P.—8.910%

•	Mark E. Strome—2.113%

•	PAA Management L.P.—3.960%

•	Strome Hedgecap Fund, L.P.—1.055%

•	First Union Investors—3.349%

As of June 30, 2003, we own a 2% general partner interest in PAA and a limited partner interest consisting of 450,000 subordinated units (see Note 4). PAA was formed in September of 1998, and in the fourth quarter of 1998 completed its initial public offering and the transactions whereby it became the successor to the midstream crude oil business and assets of Plains Resources Inc. and its midstream subsidiaries. PAA’s operations are concentrated in Texas, Oklahoma, California and Louisiana and in the Canadian provinces of Alberta and Saskatchewan, and can be categorized into two primary business activities:

•	Crude Oil Pipeline Transportation Operations. PAA owns and operates gathering and mainline crude oil pipelines located throughout the United States and Canada. Its activities from pipeline operations generally consist of transporting crude oil for a fee, third party leases of pipeline capacity, barrel exchanges and buy/sell arrangements. PAA also utilizes its pipelines in its merchant activities conducted under its gathering and marketing business.

•	Gathering, Marketing, Terminalling and Storage Operations. In connection with its terminalling and storage activities, PAA owns and operates aboveground crude oil terminalling and storage facilities, including the terminalling and storage facility at Cushing, Oklahoma. PAA’s terminalling and storage operations generate revenue through a combination of storage and throughput charges to third parties. PAA also utilizes its storage tanks to counter-cyclically balance its gathering and marketing operations and to execute different hedging strategies to stabilize profits and reduce the negative impact of crude oil market volatility. Its gathering and marketing operations include:

•	the purchase of crude oil at the wellhead and the bulk purchase of crude oil at pipeline and terminal facilities;

•	the transportation of crude oil on trucks, barges and pipelines;

•	the subsequent resale or exchange of crude oil at various points along the crude oil distribution chain; and

•	the purchase of liquefied petroleum gas (“LPG”) from producers, refiners and other marketers, and sale of LPG to wholesalers, retailers and industrial end users.

PLAINS AAP, L.P.

Notes to the Financial Statement

Note 2—Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the balance sheet. These estimates include those made in determining the value of the vested options under our Performance Option Plan (see Note 6). Although management believes these estimates are reasonable, actual results could differ from these estimates.

Investment in PAA

We account for our ownership investment in PAA in accordance with Accounting Principles Board Opinion No. 18, “The Equity Method of Accounting for Investments in Common Stock.” We have the ability to exercise significant influence over PAA, but not control; and therefore, we account for the investment under the equity method.

Stock-Based Compensation

We account for options issued under the Performance Option Plan in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 123, “Accounting for Stock-Based Compensation.” In December 2002, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 148 “Accounting for Stock-Based Compensation—Transition and Disclosure.” SFAS 148 provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, SFAS 148 amends the disclosure requirements of SFAS 123 in both annual and interim financial statements. SFAS 148 is effective for financial statements for fiscal years ending after December 15, 2002, and financial reports containing condensed financial statements for interim periods beginning after December 15, 2002. We have a stock-based employee compensation plan (see Note 6). The plan is accounted for under the fair value based method as described in SFAS 123. Therefore, the adoption of this statement did not have a material effect on either our financial position, results of operations, cash flows or disclosure requirements.

Income Taxes

No liability for U.S. Federal or Canadian income taxes related to our operations is included in the accompanying financial statement because, as a partnership, we are not subject to Federal, State or Provincial income tax; and the tax effect of our activities accrues to the Partners. The Partners may be required to file U.S. Federal and State, as well as Canadian Federal and Provincial, income tax returns.

Note 3—Investment in PAA

Our investment in PAA at June 30, 2003, is approximately $55.2 million. The summarized financial information of PAA at June 30, 2003, is presented below (in thousands):

Current assets	$497,120
Non-current assets	$1,213,301
Current liabilities	$560,924
Long-term debt and other long-term liabilities	$548,702
Partners’ capital	$600,795

At the date of inception, our investment in PAA exceeded our share of the underlying equity in the net assets of PAA by $44.5 million. This excess is related to the fair value of PAA’s crude oil pipelines and other assets and is amortized on a straight-line basis over their estimated useful life of 30 years. At June 30, 2003, the unamortized portion of this excess was $41.4 million.

Note 4—Contribution of Subordinated Units

On June 8, 2001, certain of our limited partners contributed to the Partnership an aggregate of 450,000 subordinated units of PAA. These subordinated units are intended for use in connection with an option plan (see Note 6) pursuant to which certain members of the management of our general partner will, subject to the satisfaction of vesting criteria, have a right to purchase a portion of such subordinated units. Until the exercise of such options, we will continue to own and receive any distributions paid by PAA with respect to such subordinated units. Any distributions we make as a result of the receipt of distributions on the subordinated units will be paid to our limited partners in proportion to the original contribution of such subordinated units.

PLAINS AAP, L.P.

Notes to the Financial Statement

Note 5—Partners’ Capital

We distribute all of our available cash, less reserves established by management, on a quarterly basis. Except as described in Note 4, distributions are paid to the partners in proportion to their percentage interest in the Partnership. Included in partners’ capital is accumulated other comprehensive income of approximately $2.4 million related to our share of PAA’s accumulated other comprehensive income (loss). Other comprehensive income (loss) is allocated based on the partner ownership interest.

The General Partner manages the business and affairs of the Partnership. Except for situations in which the approval of the limited partners is expressly required by the Partnership agreement, or by nonwaivable provisions of applicable law, the General Partner has full and complete authority, power and discretion to manage and control the business, affairs and property of the Partnership, to make all decisions regarding those matters and to perform any and all other acts or activities customary or incident to the management of the Partnership’s business, including the execution of contracts and management of litigation. The General Partner (or, in the case of PAA’s Canadian operations, PMC (Nova Scotia) Company) employs all officers and personnel involved in the operation and management of PAA and its subsidiaries. PAA reimburses the General Partner for all expenses, including compensation expenses, related to such operation and management. The Partnership has no commitment or intent to fund cash flow deficits or furnish other financial assistance to PAA.

During March 2003, PAA completed the issuance and sale of 2,645,000 Common Units at a public offering price of $24.80 per unit. In conjunction with that offering, we received additional investments from the Partners and made a contribution to PAA totaling approximately $1.3 million.

Note 6—Performance Option Plan

In June 2001, the Performance Option Plan (the “Plan”) was approved by the General Partner to grant options to purchase up to 450,000 subordinated units of PAA (See Note 4) to employees of the General Partner. As of June 30, 2003, options to purchase 375,000 units are outstanding under the Plan.

The options have been granted with a per unit exercise price of $22, less 80% of any per unit distribution on a subordinated unit from June 2001, until the date of exercise. As of August 18, 2003, the exercise price has been reduced to $18.19 for distributions made since June 2001. As discussed below, approximately 94,000 of the outstanding options, or 25%, have vested and are exercisable at June 30, 2003. No options were forfeited or expired during the year.

The options have a ten-year term and vest in 25% increments upon PAA achieving quarterly distribution levels as follows:

Vesting %	Quarterly Distribution Level	Annual Distribution Level
25%	$0.525	$2.10
50%	$0.575	$2.30
75%	$0.625	$2.50
100%	$0.675	$2.70

These options are considered performance awards and are accounted for at fair value upon vesting and revalued at each financial statement date. As of the date of declaration of the first quarter 2002 distribution (April 22, 2002) PAA attained the distribution level necessary for 25% of the options to vest. Based on the June 30, 2003, fair value of each vested option of $13.49, a cumulative reduction of the Partners’ capital accounts and corresponding increase in the performance option obligation of approximately $1.3 million has been recorded. The following fair value for the options was calculated using the “Black-Scholes Model” based upon the indicated assumptions:

			Assumptions
Options Outstanding	Percent Vested	Options Vested	Weighted Average Interest Rate	Weighted Average Expected Life	Weighted Average Expected Volatility	Weighted Average Expected Dividend Yield (1)	Fair Value
375,000	25%	93,750	2.63%	5.0	25.00%	1.98%	$13.49

(1)	Reflects 20% of anticipated dividend yield. The adjustment is to provide for the reduction in the exercise price of the options equal to 80% of distributions.

PLAINS AAP, L.P.

Notes to the Financial Statement

Note 7—Recent Accounting Pronouncements

In May 2003, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 150 “Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity.” SFAS 150 establishes standards for classifying and measuring certain financial instruments with characteristics of both liabilities and equity. Financial instruments that fall within the scope of SFAS 150 will be classified as liabilities (or assets in some circumstances). In many cases, these financial instruments were previously classified as equity. This Statement is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. We do not enter into financial instruments that fall under the scope of this statement and do not believe that the adoption of SFAS 150 will have a material effect on either our financial position, results of operations or cash flows.

In May 2003, the FASB issued SFAS No. 149 “Amendment of Statement 133 on Derivative Instruments and Hedging Activities.” SFAS 149 amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts and for hedging activities under SFAS 133. This Statement is effective for contracts entered into or modified after June 30, 2003 (except for certain exceptions) and for hedging relationships designated after June 30, 2003. We do not believe that the adoption of this rule will have a material effect on our financial position, results of operations or cash flows.

In May 2003, the Emerging Issues Task Force (“EITF”) reached consensus on certain issues in EITF Issue No. 01-08, “Determining Whether an Arrangement Contains a Lease.” The consensus provides guidance as to whether an arrangement contains a lease within the scope of SFAS No. 13, “Accounting For Leases.” EITF 01-08 is effective for arrangements entered into, modified, or acquired in a business combination after June 30, 2003. We do not believe that the adoption of this rule will have a material effect on our financial position, results of operations or cash flows.

In June 2002, the FASB issued SFAS No. 146 “Accounting for Costs Associated with Exit or Disposal Activities.” SFAS 146 requires that a liability for a cost associated with an exit or disposal activity be recognized when the liability is incurred rather than at the date of the exit plan. This Statement is effective for exit or disposal activities that are initiated after December 31, 2002. SFAS 146 will only impact us to the extent PAA is affected. PAA has not initiated exit or disposal activities that are subject to this statement. Therefore, we do not believe that the adoption of this rule will have a material effect on either our financial position, results of operations, or cash flows.

In June 2001, the FASB issued SFAS No. 143 “Asset Retirement Obligations.” SFAS 143 establishes accounting requirements for retirement obligations associated with tangible long-lived assets, including (1) the time of the liability recognition, (2) initial measurement of the liability, (3) allocation of asset retirement cost to expense, (4) subsequent measurement of the liability and (5) financial statement disclosures. SFAS 143 requires that the cost for asset retirement should be capitalized as part of the cost of the related long-lived asset and subsequently allocated to expense using a systematic and rational method. Effective January 1, 2003, we adopted SFAS 143, as required. Determination of the amounts to be recognized upon adoption is based upon numerous estimates and assumptions, including future retirement costs, future inflation rates and the credit-adjusted risk-free interest rate. The majority of PAA’s assets, primarily related to their pipeline operations segment, have obligations to perform removal and/or remediation activities when the asset is retired. However, the fair value of the asset retirement obligations cannot be reasonably estimated, as the settlement dates are indeterminate. PAA will record such asset retirement obligations in the period in which they determine the settlement dates. SFAS 143 will only impact us to the extent PAA is affected. The adoption of this statement did not have a material effect on either our financial position, results of operations or cash flows.

Note 8—Subsequent Event

PAA declared cash distributions to the Partnership of $1.9 million for the second quarter of 2003. The distribution, which was declared on July 25, 2003, was received on August 14, 2003.